UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2005

MYSTIC FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

000-23533

04-3401049

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

60 High Street
Medford, Massachusetts 02155
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 395-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On January 7, 2005 (the “Effective Date”), Brookline Bancorp, Inc., the holding company for Brookline Bank (“Brookline” Nasdaq: BRKL), and Mystic Financial, Inc. (“Mystic” Nasdaq: MYST), consummated the previously disclosed merger of the two entities (the “Merger”), pursuant to the Agreement and Plan of Merger, dated July 7, 2004 (the, “Agreement”).  In accordance with the Agreement, Mystic has merged with and into Brookline, with Brookline as the resulting or surviving corporation (the “Surviving Corporation”), and the separate existence of Mystic has ceased and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Mystic have been vested and assumed by Brookline.

The Agreement and the transactions contemplated thereby were approved by the shareholders of Mystic at their special meeting held on November 17, 2004.  Under the terms of the agreement, stockholders of Mystic will be entitled to receive either cash or shares of Brookline common stock, subject to election and allocation procedures which are intended to ensure that, in aggregate, 40% of the shares of Mystic are converted into the right to receive cash of $39.00 per share and that 60% are converted into the right to receive a fixed exchange of 2.6786 shares of Brookline common stock for each share of Mystic common stock.  Mystic stock options have been cashed out for the in-the-money value of such options.  Brookline will pay an aggregate of approximately $28.4 million in cash and issue approximately 2.52 million shares of its common stock.  The total per share consideration is the sum of (a) 0.4 times $39.00 plus (b) 0.6 times 2.6786 shares of Brookline common stock times the price per share of Brookline common stock immediately prior to closing.  The exchange ratio of 2.6786 was based on the July 1, 2004 10-day average closing price of $14.56 for Brookline common stock.

All of the directors and principal officers of Brookline immediately prior to the Effective Date shall be the directors and principal officers of the Surviving Corporation.  Pursuant to the Agreement, John J. McGlynn, Chairman of the Board of Directors of Mystic, will be appointed to the Board of Directors of Brookline.

Item 5.01                                             Changes in Control of Registrant.

Please see Item 2.01 above.

Item 9.01

Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSTIC FINANCIAL, INC.

Date: January 7, 2005	By:	/s/ Ralph W. Dunham
Ralph W. Dunham
President and Chief Executive Officer